QuickLinks -- Click here to rapidly navigate through this document

Exhibit 15

November 8, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Commissioners:

        We are aware that our report dated November 8, 2012 on our review of interim financial information of W. R. Grace & Co. (the "Company") for the three-month and nine-month periods ended September 30, 2012 and September 30, 2011 and included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, is incorporated by reference in its Registration Statements on Form S-8 dated May 12, 2000 and April 28, 2011.

Very truly yours,

/s/ PRICEWATERHOUSECOOPERS LLP
McLean, Virginia

QuickLinks

  Exhibit 15